Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350.
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Under 18 U.S.C. section 1350, adopted by section 906 of the Sarbanes-Oxley Act of 2002, in connection with the quarterly report on Form 10-Q of Unique Fabricating, Inc. (the "Company") for the quarterly period ended September 30, 2020 (the "Form 10-Q"), the undersigned certifies that (i) the Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 12, 2020	By:	/s/ Byrd Douglas Cain, III
Name: Byrd Douglas Cain, III
Title: Chief Executive Officer

The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.